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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): January 22, 2003



                              ANTARES PHARMA, INC.
                              --------------------
               (Exact Name of Registrant as Specified in Charter)

         Minnesota                    0-20945                    41-1350192
         ---------                    -------                    ----------
(State or Other Jurisdiction        (Commission               (I.R.S. Employer
     of Incorporation)              File Number)             Identification No.)



           707 Eagleview Boulevard, Suite 414, Exton, PA     19341
           ---------------------------------------------------------
           (Address of Principal Executive Offices)        (Zip Code)


       Registrant's telephone number, including area code: (610) 458-6200


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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THE FOLLOWING IS A SUMMARY OF THE AGREEMENT DISCUSSED BELOW AND IS NOT INTENDED
TO BE A COMPLETE DESCRIPTION OF SUCH AGREEMENT OR THE TRANSACTIONS WHICH ARE THE
   SUBJECT OF SUCH AGREEMENT. REFERENCE IS MADE TO THE COPY OF SUCH AGREEMENT ATTACHED HERETO AS AN EXHIBIT FOR A COMPLETE DESCRIPTION OF THE TERMS AND
                         CONDITIONS OF SUCH AGREEMENT.

Item 5.  Other Events.

         Antares Pharma, Inc. (the "Company") entered into a License Agreement, dated January 22, 2003, with Ferring BV ("Ferring"), under which the Company licensed certain of its intellectual property and extended the territories available to Ferring for use of certain of the Company's needle-free injector devices. Specifically, the Company granted to Ferring an exclusive, perpetual, irrevocable, royalty-bearing license, within a prescribed manufacturing territory, to manufacture certain of the Company's needle-free injector devices. The Company granted to Ferring similar non-exclusive rights outside of the prescribed manufacturing territory. In addition, the Company granted to Ferring a non-exclusive right to make and have made the equipment required to manufacture the licensed products, and an exclusive, perpetual, royalty-free license in a prescribed territory to use and sell the licensed products.

         The Company also granted to Ferring a right of first offer to obtain an exclusive worldwide license to manufacture and sell the Company's AJ-1 device for the treatment of limited medical conditions.

         As consideration for the license grants, Ferring paid the Company EUR500,000 upon execution of the License Agreement, and is required to pay an additional EUR1,000,000 within 30 days of the License Agreement, which the Company expects to receive on February 21, 2003. Ferring will also pay the Company royalties for each device manufactured by or on behalf of Ferring, including devices manufactured by the Company. Beginning on January 1, 2004, the EUR500,000 of the license fee received paid by Ferring within 30 days of the License Agreement will be credited against the royalties owed by Ferring, until such amount is exhausted. These royalty obligations expire, on a country-by-country basis, when the respective patents for the products expire, despite the fact that the License Agreement does not itself expire until the last of such patents expires.

         The Company also agreed that it would enter into a third party supply agreement to supply sufficient licensed products to meet the Company's obligations to Ferring under the License Agreement and under the parties' existing supply agreement.

         On February 12, 2003, the Company issued a press release regarding the License Agreement, a copy of which is attached to this Current Report as an exhibit. A copy of the License Agreement is also attached to this Current Report as an exhibit.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)     Exhibits.

        10.47 ** License Agreement between Antares Pharma, Inc. and Ferring BV, dated January 21, 2003.
        99.1      Press Release dated February 12, 2003.

         ** Confidential portions of this document have been redacted and have been separately filed with the Securities and Exchange Commission.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 20, 2003                ANTARES PHARMA, INC.



                                       By /s/ Lawrence M. Christian
                                          -------------------------------------
                                          Lawrence M. Christian
                                          Chief Financial Officer and Secretary